UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

Crisp Momentum Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Palm Beach Lakes Blvd., Suite 820 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 351-9195

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2025, Crisp Momentum Inc. (the “Company”) entered into a convertible loan agreement (the “Agreement”) with Banji Step K.K., a Japanese company (the “Borrower”) and Motoko Yorozu, a Japanese citizen (the “Guarantor”), pursuant to which the Company agreed to provide loan financing to the Borrower in the principal amount of $2,900,000 (the “Loan”). Under the Agreement, the Company will deposit the Loan proceeds into an escrow account, with fees to be shared equally by the Company and the Borrower. Upon receipt of joint written instructions from the Company and the Borrower, the Loan proceeds will be released to the Borrower (such release date, the “Funding Date”). The Loan bears interest at a rate of 6.0% per annum and matures twelve months from the Funding Date (the “Maturity Date”).

Pursuant to the terms of the Agreement, the Loan is convertible into 100% of the issued and outstanding equity interests of the Borrower upon the satisfaction of certain agreed conditions precedent, including, among others: (i) completion of a financial audit of the Borrower by an internationally recognized accounting firm; (ii) an independent business appraisal confirming a fair market value of the Borrower of not less than $2,900,000; (iii) comprehensive legal due diligence on the Borrower and its subsidiaries; (iv) the receipt of any required regulatory approvals; (v) no material adverse change since the effective date of the Agreement; (vi) accuracy of representations and warranties; (vii) execution of all transaction documents; and (viii) satisfactory due diligence on all subsidiaries.

The Loan is secured by all of the shares in the Borrower, which are 100% owned by the Guarantor. If the conditions precedent set forth in the Agreement are not satisfied and the Loan does not convert into equity, the full principal and interest will be due on the Maturity Date. The Borrower may prepay the Loan at any time without penalty upon thirty days’ prior written notice to the Company. Under the Agreement, the Guarantor has unconditionally guaranteed all obligations of the Borrower until conversion or full repayment of the Loan.

The Agreement contains representations, warranties and covenants of the Company and the Borrower that are customary for a transaction of this nature. The Agreement also contains indemnification obligations of the parties thereto.

The foregoing description of the Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Convertible Note Agreement, dated as of September 17, 2025, by and between Crisp Momentum Inc., Banji Step K.K and Motoko Yorozu.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crisp Momentum Inc.

Dated: September 23, 2025	By:	/s/ Renger van den Heuvel
	Name:	Renger van den Heuvel
	Title:	Chief Executive Officer